Exhibit 99.1

FOR IMMEDIATE RELEASE
BankFinancial Corporation to Host Conference Call and Webcast on May 2, 2014
Burr Ridge, Illinois – (April 29, 2014) BankFinancial Corporation (Nasdaq – BFIN) will review first quarter 2014 results in a conference call and webcast for stockholders and analysts on Friday, May 2, 2014 at 9:30 a.m. Chicago, Illinois Time.
The conference call may be accessed by calling (800) 237-9752 using participant passcode 40643588. The conference call will be simultaneously webcast at www.bankfinancial.com, “Investor Relations” page. For those persons unable to participate in the conference call, the webcast will be archived through 11:59 p.m. Chicago Time on May 16, 2014 on our website. BankFinancial Corporation’s Quarterly Financial and Statistical Supplement is scheduled to be available on our website, under the “Investor Relations” section, on April 30, 2014.
BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 19 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At December 31, 2013, BankFinancial had total assets of $1.454 billion, total loans of $1.098 billion, total deposits of $1.253 billion and stockholders’ equity of $176 million.
The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234